Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-85972, 333-52430, 333-46826, 333-46732, and 333-46122) of The Dun & Bradstreet Corporation, of our report, dated March 4, 2004 relating to the consolidated financial statements of The Dun & Bradstreet Corporation at December 31, 2003 and December 31, 2002 and for each of the three years in the period ended December 31, 2003, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, NJ
March 5, 2004